ADDENDUM

      THIS ADDENDUM is made as of this 20th day of July, 2004, by and between THE COMMUNITY REINVESTMENT ACT QUALIFIED INVESTMENT FUND (the "Fund") and CRAFUND ADVISORS, INC. ("CRA"), having their respective principal places of business at 1830 Main Street, Suite 204, Weston, FL 33326, and CITCO MUTUAL FUND SERVICES, INC. ("CMFS") having its principal place of business at 83 General Warren Blvd., Suite 200, Malvern, PA 19355. With respect to the Fund and CMFS, this Addendum amends the Mutual Fund Services Agreement (the "Agreement") dated August 7, 2003 by and between the Fund and CMFS.

      In the event of a conflict between the terms of this Addendum and the Agreement, the terms of this Addendum shall govern. Any capitalized terms not defined in this Addendum shall have the meaning ascribed to them in the Agreement. This Addendum may be executed in counterparts.

      WHEREAS, CRA is the investment advisor to and sponsor of the Fund, a registered management investment company;

      NOW THEREFORE, in consideration of the mutual covenants hereunder and other good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:

      1. The Fund, CRA and CMFS agree that the parties to the Agreement were intended to be the Fund and CMFS as opposed to CRA and CMFS. The parties hereby agree that the Agreement is amended and restated effective as of August 7, 2003 to change the parties to the Agreement to the Fund and CMFS.

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      2.    The Fund agrees that it shall be bound by its rights and obligations under the Agreement, including its right to indemnification and its obligation to indemnify and hold CMFS harmless, in accordance with the terms of the Agreement as of the date of the Agreement (i.e., August 7, 2003).

CRAFUND ADVISORS, INC.


By: /s/ David K. Downes
   ------------------------------

Name: David K. Downes
     ----------------------------

Title: President and Treasurer
      ---------------------------


THE COMMUNITY REINVESTMENT ACT QUALIFIED INVESTMENT FUND


By: /s/ David K. Downes
   ------------------------------

Name: David K. Downes
     ----------------------------

Title: President and CEO
      ---------------------------


CITCO MUTUAL FUND SERVICES, INC.


By: /s/ John A. Lukan
   ------------------------------
   John A. Lukan
   President